Exhibit 3.2
SIXTH AMENDED AND RESTATED
BYLAWS
OF GLOBALSTAR, INC.

EFFECTIVE AS OF MAY 6, 2025

ARTICLE I
OFFICES

Section 1.1. Registered Office. Globalstar, Inc. (the “Corporation”), a Delaware corporation, shall maintain a registered office in the State of Delaware at the address set forth in the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), or at such location as shall from time to time be determined by the Board of Directors of the Corporation (the “Board”).

Section 1.2. Other Offices. The Corporation may also have offices at such other locations both within and outside of the State of Delaware as the Board may from time to time determine.

ARTICLE II
STOCKHOLDERS

Section 2.1. Annual Meeting. The Annual Meeting of Stockholders (an “Annual Meeting”) shall be held at such time and place, if any, either within or outside of the State of Delaware, or by means of remote communication, as shall be designated from time to time by the Board. Written notice of an Annual Meeting stating the place (or means of remote communication), date and time of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 2.2. Special Meetings. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, Special Meetings of Stockholders (a “Special Meeting”), for any purpose(s), may be called only by the Board. Special Meetings shall be held at such time and place, if any, either within or outside of the State of Delaware, or by means of remote communication, as shall be designated by the Board. Notice of a Special Meeting stating the place (or means of remote communication), date and time of the meeting and the purpose(s) for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at a Special Meeting shall be limited to the purpose(s) stated in the notice.

Section 2.3. Advance Notice.

(a) Except for the election of directors (which shall be governed in accordance with the procedures in Section 2.3(b)), no business shall be conducted at an Annual Meeting other than business properly brought before the Annual Meeting (x) pursuant to the Corporation’s notice of Annual Meeting (or any supplement thereto) by or at the direction of the Board (or any duly authorized committee thereof), (y) otherwise by or at the direction of the Board (or any duly authorized committee thereof), or (z) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.3(a) and is a stockholder of record of the Corporation (i) at the time the notice provided for in this Section 2.3(a) is delivered to the Secretary of the Corporation, (ii) on the record date for the determination of stockholders entitled to vote at the Annual Meeting, and (iii) on the date of the Annual Meeting. Except for proposals made properly and timely in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of the Annual Meeting, the foregoing clause (z) shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting. For business to be properly brought before an Annual Meeting by a stockholder pursuant to the foregoing clause (z), the stockholder must have given notice thereof in writing to the Secretary of the Corporation that is timely and properly delivered in accordance with Section 2.3(c) and any

Exhibit 3.2
such proposed business must constitute a proper matter for stockholder action. A stockholder’s notice to the Secretary shall set forth:

(i) as to each matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting; and

(ii) as to the stockholder giving the notice (and any beneficial owner on whose behalf the proposal is made):

(1) name and address, and the number of shares of the Corporation which are directly or indirectly owned beneficially or of record;

(2) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business;

(3) a representation from the stockholder (and the beneficial owner) that such holder owns stock of the Corporation entitled to vote at such Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business;

(4) a statement regarding whether the stockholder (and the beneficial owner) intends, or is part of a group which intends, (A) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of voting power of all of the outstanding shares of the Corporation’s capital stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from stockholders in support of such proposal; and

(5) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at the Annual Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Only persons who are nominated in accordance with the procedures set forth in this Section 2.3(b) and any applicable provisions of the Certificate of Incorporation (and applicable committee charter) shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an Annual Meeting or a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board (or any duly authorized committee thereof) or (y) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.3(b) and who is a stockholder of record of the Corporation (i) at the time the notice provided for in this Section 2.3(b) is delivered to the Secretary of the Corporation, (ii) on the record date for the determination of stockholders entitled to vote at the meeting and (iii) on the date of the meeting. For nominations to be properly made by a stockholder pursuant to this Section 2.3(b), the stockholder must have given notice in writing to the Secretary of the Corporation that is timely and properly delivered in accordance with Section 2.3(c). The number of nominees a stockholder may nominate for election at any Annual or Special Meeting shall not exceed the number of directors to be elected at such Annual or Special Meeting. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to

Exhibit 3.2
being named in any proxy statement, form of proxy and ballot for the meeting as a nominee and to serve as a director for the full term if elected); and

(ii) as to each such nominee and the stockholder giving the notice (and any beneficial owner on whose behalf the nomination is made), as applicable:

(1) name and address, and the number of shares of the Corporation which are directly or indirectly owned beneficially or of record;

(2) a description of any agreement, arrangement or understanding with respect to the nomination;

(3) a representation from the stockholder (and the beneficial owner) that such holder owns stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(4) a statement regarding whether the stockholder (and the beneficial owner) intends, or is part of a group which intends, (A) to deliver a proxy statement or form of proxy to holders of record of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or nominees proposed to be nominated by the stockholder, (B) otherwise to solicit proxies from stockholders in support of such nomination, or (C) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees pursuant to Rule 14a-19 under the Exchange Act; and

(5) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an Annual or Special Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Each nominee shall provide all completed and signed questionnaires prepared by the Corporation (including those questionnaires required annually in the ordinary course of all other director nominees and any other questionnaire the Corporation determines necessary or advisable to assess whether the nominee will satisfy the requirements imposed by these Bylaws, and applicable law, rule, regulation or listing standard, or the Corporation’s other policies or guidelines applicable to the Board, which policies and guidelines shall be provided upon request), and supplement such information promptly upon request by the Corporation.

(c) Unless otherwise required by law, if a stockholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election as a director of the Corporation and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded (and any proxies or voting instructions received in respect of the election of such nominee(s) shall be disregarded), regardless of whether such nominee is included in any proxy materials for the meeting (or any supplement thereto). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. To be timely, any notice delivered under Section 2.3(a) or Section 2.3(b) in connection with an Annual Meeting must be delivered to and received by the Secretary at the headquarters of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is more than 30 days before or more than 90 days after such anniversary date, or if no Annual Meeting was held in the preceding year, to be timely, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which the Corporation first publicly announces the date of such Annual Meeting. To be

Exhibit 3.2
timely with respect to a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of Special Meeting, any notice delivered under Section 2.3(b) must be delivered to and received by the Secretary at the headquarters of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which the Corporation first publicly announces the date of such Special Meeting. In no event shall the public announcement of an adjournment, recess or postponement of an Annual or Special Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above, and a stockholder shall not be entitled to make additional or substitute nominations following the expirations of the time periods set forth in these Bylaws. The minimum timeliness requirements for any notice delivered under Section 2.3(b) shall apply despite any different timeline described in Rule 14a-8, Rule 14a-19 or elsewhere in Regulation 14A of the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-8 or Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein.

(d) A stockholder providing notice pursuant to this Section 2.3 of business or a nomination for director at a meeting shall (i) further update and supplement such notice, as necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for such meeting and as of the date that is 15 days prior to the meeting or any adjournment, recess or postponement thereof, (ii) shall promptly deliver such update and supplement to the Secretary of the Corporation at the headquarters of the Corporation within five days of either or both such dates, as necessary, and (iii) shall promptly provide, upon the Corporation’s written request, reasonable documentary evidence (as determined by the Secretary of the Corporation in good faith) that such stockholder has complied with all representations furnished in connection with such notice.

(e) If a stockholder delivers a notice under either Section 2.3(a) or Section 2.3(b), then, notwithstanding any provision in this Section 2.3 to the contrary, the business or nominations proposed by such notice shall not be transacted if the stockholder furnishing such notice fails to appear in person (including by means of remote communications, if any) or is not represented by proxy at the applicable meeting to present the proposed business or nominations (and any proxies or voting instructions received in respect of the proposed business or nominee(s) shall be disregarded), regardless of whether such proposed business or nominee is included in any proxy materials for the meeting (or any supplement thereto), unless and to the extent applicable law otherwise provides or such failure is waived by the chairman presiding at the applicable meeting.

(f) The chairman presiding at any Annual or Special Meeting shall have the power to disregard any notice furnished under Section 2.3(a) or Section 2.3(b) that fails to comply with all applicable requirements of this Section 2.3, as authorized by the Board and/or pursuant to any rules or regulations for the conduct of meetings of the stockholders adopted by the Board or chairman presiding at any such meeting.

(g) For purposes of this Section 2.3, (1) the “close of business” shall mean 5:00 p.m. local time at the headquarters of the Corporation on any calendar day, whether or not the day is a business day, (2) a “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (3) “beneficial owner” shall have the meaning given in the Exchange Act.

(h) In addition to the provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein.

(i) Nothing in this Section 2.3 shall be deemed to affect any rights of a stockholder pursuant to Rule 14a-8 or Rule 14a-19 under the Exchange Act.

Section 2.4. Quorum and Vote Required for Action. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Corporation’s capital stock issued and outstanding and entitled to vote at any meeting of the stockholders, present in person (including by means of remote communication, if any) or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. If, however, a

Exhibit 3.2
quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy, except as otherwise required by law. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules and regulations of any stock exchange applicable to the Corporation, if a quorum is present at any meeting, the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of our capital stock shall decide any matter brought before the meeting (other than the election of directors).

Section 2.5. Treatment of Abstentions and Broker Non-Votes.

(a) Except as otherwise required by applicable law, shares abstaining from voting shall: (i) be counted as present for purposes of determining whether a quorum is present; (ii) have the effect of a vote cast against a proposal where the vote required to approve such proposal is either the affirmative vote of the holders of a “majority of the votes entitled to be cast by the holders of our capital stock” or a majority of our outstanding shares; (iii) have no effect on the outcome of the vote where the vote required to approve such proposal is the affirmative vote of a “majority of shares of our common stock owned by stockholders other than Thermo and voting affirmatively or negatively on the matter” or a majority of the votes cast; and (iv) have no effect on the outcome of the plurality vote on director nominees.

(b) Except as otherwise required by applicable law, a broker non-vote shall: (i) be counted as present for purposes of determining whether a quorum is present (if a discretionary matter is to be considered at the meeting); (ii) have the effect of a vote cast against a proposal where the vote required to approve such proposal is either the affirmative vote of the holders of a “majority of the votes entitled to be cast by the holders of our capital stock” or a majority of our outstanding shares; (iii) have no effect on the outcome of the vote where the vote required to approve such proposal is the affirmative vote of a “majority of shares of common stock owned by stockholders other than Thermo and voting affirmatively or negatively on the matter” or a majority of the votes cast; and (iv) have no effect on the outcome of the plurality vote on director nominees.

Section 2.6. Voting of Shares; Proxies. Except as provided in the Certificate of Incorporation or by law, at every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of stock held by such stockholder if such stockholder is entitled to vote such share on the matter being considered at the meeting. Every person entitled to vote shall have the right to do so either in person (including by means of remote communications, if any) or by one or more agents authorized by a written proxy, but no proxy may be voted after three years from its date, unless the proxy provides for a longer period. Any proxy shall be in writing and shall be filed with the Secretary of the Corporation before or at the time of the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing with the Secretary of the Corporation another duly executed proxy bearing a later date. A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted, written notice of death or incapacity is received by the Corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved exclusively for use by the Board for any solicitations.

Section 2.7. Action in Lieu of a Meeting. Any action that is required to be or that may be taken at any Annual or Special Meeting may be taken without a meeting if and to the extent permitted by the Certificate of Incorporation.

Section 2.8. Stockholders May Participate in Other Activities. Stockholders and their affiliates and directors, either individually or with others, may participate in other business ventures of every kind, whether or not such other business ventures compete with the Corporation. No stockholder, acting in the capacity of a stockholder, shall be obligated to offer to the Corporation or to the other stockholders any opportunity to participate in any other

Exhibit 3.2
business venture. Neither the Corporation nor the other stockholders shall have any right to any income or profit derived from any other business venture of a stockholder.

Section 2.9. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other purpose, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determining the stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determining the stockholders entitled to express consent to corporate action in writing without a meeting, if action by written consent is then permitted by the Certificate of Incorporation, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (x) the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, if action by written consent is then permitted by the Certificate of Incorporation, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (z) the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of the stockholders has been made as provided in this Section 2.9, the determination shall apply to any adjournment thereof unless a new record date is fixed by the Board.

Section 2.10. List of Stockholders. The Secretary shall prepare and make a complete list of the stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date, during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall presumptively determine the identity of the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, and to vote in person or by proxy at any meeting of the stockholders.

Section 2.11. Chair of Stockholder Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or in his absence a chairman designated by the Chairman of the Board or the Board, or in the absence of such designation any officer of the Corporation. The Secretary or any Assistant Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.12. Conduct of Meetings. The Board or the chairman of the meeting shall be entitled to make such rules or regulations for the conduct of meetings of the stockholders and to do all such acts as in the judgment of the Board or the chairman of the meeting are necessary, appropriate or convenient for the proper conduct of the meeting, including, but not limited to establishing an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on attendance and participation in the meeting; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, except to the extent that the Board shall delegate its authority, powers and duties to one or more committees of its members. The Board may exercise all such powers of the Corporation and do all such lawful acts

Exhibit 3.2
and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised, done or approved by the stockholders of the Corporation.

Section 3.2. Composition, Classes, Election, and Term of Office. The Board shall be comprised of at least six directors, with the exact number of directors to be fixed from time to time by resolution of the Board. The directors shall be divided into three classes designated “Class A,” “Class B,” and “Class C” (each a “Class,” and collectively, the “Classes”), as nearly equal in number in each Class as is practicable.

At each Annual Meeting, the stockholders shall vote on the election of directors to fill the positions of the Class of directors whose terms have expired. Each director elected at an Annual Meeting shall hold such office for a term of three years and until his or her successor has been duly elected and qualified, or until his or her death, resignation, or removal in the manner hereafter provided. The election of directors shall be by Class and, except as otherwise provided in the Certificate of Incorporation, the directors to be elected to any such Class shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors in such Class. The terms of each Class of directors shall be staggered such that the expiration of the terms of any two or more Classes of directors shall not occur during the same calendar year.

Any director may resign at any time upon notice to the Corporation. Vacancies and newly created directorships shall be filled as provided in the Certificate of Incorporation. Directors may be removed with or without cause if and to the extent permitted by the Certificate of Incorporation.

Section 3.3. Chairman of the Board. The Board shall elect a Chairman of the Board. The Chairman of the Board shall have such duties, authority and obligations as may be given to him by these Bylaws or by the Board.

Section 3.4. Meetings. Regular meetings of the Board may be held either within or outside the State of Delaware without notice and at such time and place, if any, or by means of remote communication as may from time to time be determined by the Board. Special Meetings of the Board may be held upon call of the Chairman of the Board, Chief Executive Officer or by any four directors. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by conference telephone, videoconference or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.5. Notice of Special Meetings. Notice of any special meeting of the Board shall be given at least twenty-four hours, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances, before the meeting in writing or by telephone, e-mail, text or other electronic transmission to each director at his or her business address, telephone number, or such other address as he or she may have advised the Secretary of the Corporation to use for such purpose.

Section 3.6. Quorum. The presence of a majority of the members of the Board then in office (present in person, by telephone or other communications equipment by means of which all persons participating in the meeting can hear each other) shall constitute a quorum at any meeting of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice, other than an announcement at the meeting of the place, date and time of the adjourned meeting, until a quorum shall be present. If a quorum initially is present at any meeting of directors, the directors may continue to transact business notwithstanding the withdrawal of enough directors to leave less than a quorum, upon a resolution adopted by at least a majority of the required quorum for that meeting prior to the loss of the quorum. Common or interested directors (as defined in the General Corporation Law of the State of Delaware (the “DGCL”)) may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

Section 3.7. Voting. Except as set out in the Certificate of Incorporation, each director shall be entitled to one vote. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Board shall act by majority vote of those directors present and voting at any duly called meeting at which a quorum is present.

Section 3.8. Action without a Meeting. Any action which may be authorized or taken at a meeting of the Board may be authorized or taken without a meeting if all of the directors consent thereto in writing or by electronic transmission, and such writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board.

Exhibit 3.2

Section 3.9. Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his absence by a chairman chosen at the meeting. The Secretary or any Assistant Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.10. Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or in the event of any other similar emergency condition as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then during such emergency: (a) a meeting of the Board or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time and (b) the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE IV
COMMITTEES OF THE BOARD

Section 4.1. Number of Committees. A “Strategic Review Committee” shall be established and remain in existence as, and to the extent, required by the Certificate of Incorporation. The Board may by resolution establish one or more committees of the Board in addition to the Strategic Review Committee. To the extent permitted by law and provided in the resolution of the Board, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that only the Strategic Review Committee shall have the powers and authority of the Board with respect to the actions expressly set out in Article Twelfth of the Certificate of Incorporation. All committees shall report their activities to the Board upon request of the Chairman of the Board or the Secretary of the Corporation.

Section 4.2. Appointment; Vacancies; and Removal. Except with respect to the Strategic Review Committee (the composition of which shall be governed by the Certificate of Incorporation), (i) the Board shall appoint the members of the committees established in this Article IV annually, (ii) the Board may, at any time, with or without cause, remove any member of a committee so appointed, and (iii) any vacancy occurring on a committee shall be filled by the Board for the remainder of the term.

Section 4.3. Committee Procedures; Quorum; and Voting. Each committee shall determine its own time and manner of conducting its meetings. The presence of a majority of the members of the committee (present in person, by telephone or other communications equipment by means of which all persons participating in the meeting can hear each other) shall constitute a quorum, and the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. A committee may act informally by written consent of all of its members (including electronic transmission). Notwithstanding the foregoing, the Strategic Review Committee shall act in accordance with the procedures set forth in the Certificate of Incorporation.

ARTICLE V
OFFICERS

Section 5.1. Officers of the Corporation. The officers of the Corporation shall consist of at least a Chairman of the Board, Chief Executive Officer, and a Secretary (or person that fulfills the function of a Secretary, including recording the proceedings of meetings of the stockholders and Board in a book to be kept for that purpose) and may include such other officers as are appointed by the Board, including but not limited to a President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except that the Secretary may not hold the office of President.

Exhibit 3.2
Section 5.2. Tenure and Appointment; Removal. All officers of the Corporation shall hold office for such term as the Board may prescribe or until their death, disqualification, resignation or removal and their successors are elected and qualified. Any officer of the Corporation may be removed by the Board with or without cause.

Section 5.3. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board, have such powers and duties as provided for in these bylaws and as customarily pertain to the respective office, and such further powers and duties as from time to time may be conferred by the Board or the Chief Executive Officer, or by an officer delegated such authority by the Board.

Section 5.4. Chairman of the Board. The Chairman of the Board shall have the responsibility for the management of the affairs of the Board, including but not limited to, presiding at meetings of the stockholders and at meetings of the Board as provided in these Bylaws, unless the Board or the Chairman of the Board shall otherwise designate. The Chairman of the Board shall also have such powers and duties as may from time to time be assigned by the Board (which may or may not include executive responsibilities).

Section 5.5. Chief Executive Officer. Subject to the supervision of the Board, the Chief Executive Officer shall be responsible for managing the affairs of the Corporation. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation and shall have the authority to execute all orders and resolutions of the Board. The Chief Executive Officer shall have direction of officers of the Corporation and the authority to cause the employment of employees and the appointment of agents of the Corporation as the conduct of the business of the Corporation may require. Subject to the authorization of the Board, the Chief Executive Officer shall have the authority to appoint, establish the duties of, determine the compensation of, and remove officers, employees and agents of the Corporation. The Chief Executive Officer shall also have such duties and powers as usually and customarily associated with the office of the Chief Executive Officer.

Section 5.6. Secretary and Assistant Secretaries. The Secretary (or person that fulfills the function of a Secretary) shall attend all meetings of the Board and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and of the Board and of committees of the Board. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Secretary shall have such other powers and duties as may be delegated to him or her by the Board, the Chief Executive Officer, or the President. The Assistant Secretaries (or person that fulfills the function of a Secretary) shall, in case of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Board, the Chief Executive Officer, the President or the Secretary.

Section 5.7. President. If a President of the Corporation has been appointed, the President shall be the chief operating officer of the Corporation, shall see that all orders and resolutions of the Board are carried into effect and shall perform such duties and exercise such powers and have such limitations as may be assigned to him or her or from time to time by the Board. In the event of absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and his or her powers may be exercised, by the President, subject to the supervision of the Board or as otherwise provided by the Board. The President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.

Section 5.8. Chief Financial Officer. The Chief Financial Officer shall exercise the powers and perform the duties of the office of the chief financial officer and in general shall have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such other duties as may be assigned to him or her from time to time by the Board, the Chief Executive Officer, or the President, as applicable. The Chief Financial Officer shall also have such duties and powers as usually and customarily associated with the office.

Section 5.9. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his or her direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or pursuant to authority granted by it. The Treasurer shall render to the Board, whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer

Exhibit 3.2
shall have such other powers and duties as may be delegated to him or her by the Board, the Chief Executive Officer, or the President. The Assistant Treasurers shall, in case of the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Board, the Chief Executive Officer, the President or the Treasurer.

Section 5.10. Vice Presidents. Any Vice Presidents shall have such powers and duties as may be delegated to them by the Board, the Chief Executive Officer, or the President.

ARTICLE VI
AMENDMENTS

Section 6.1. Amendments. As set forth in the Certificate of Incorporation, the Board shall have the power to adopt, amend or repeal these Bylaws, from time to time. These Bylaws may also be amended or repealed or new bylaws of the Corporation may be adopted, by the vote of the holders of at least 66 2/3% in voting power of the shares of the Corporation then entitled to vote in the election of the directors. Notwithstanding the foregoing, if Thermo Capital Partners, L.L.C. and its affiliates (as defined in Section 203 of the DGCL) (“Thermo”) owns beneficially a majority in voting power of the outstanding shares of the Corporation entitled to vote in the election of the directors, these Bylaws may be amended or repealed by the vote of the holders of a majority in voting power of the shares of the Corporation then entitled to vote in the election of the directors.

ARTICLE VII
CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 7.1. Form of Stock Certificates. Shares of capital stock in the Corporation may be issued in uncertificated or certificated form, as the Board may determine from time to time. Upon request, every holder of uncertificated shares shall be entitled to have a certificate(s) for the holder’s shares of the Corporation’s capital stock. If the Board elects to issue certificated shares such certificates shall be signed as permitted by law and shall evidence the number and class (and series, if any) of shares of the Corporation’s capital stock owned and contain such other information as required by law and as approved by the Board. The Board may appoint one or more transfer agents and/or registrars of transfers and may require all certificates of shares to bear the signature of the transfer agent or registrar, and to be in such form and meet any such additional requirements to utilize any certification system provided by or maintained by the transfer agent or registrar. Where a certificate is countersigned by a transfer agent other than the Corporation or one of its employees, or by a registrar, other than the Corporation or one of its employees, any other signature on the certificate may be a facsimile or other electronic signature permitted by law. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he, she or it were still such officer, transfer agent or registrar at the date of issue. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation. Except as otherwise expressly required by law, the rights and obligations of the holders of stock (whether certificated or uncertificated) of the same class and series shall be identical.

Section 7.2. Transfers. Shares of stock of the Corporation represented by a certificate may be transferred on the books of the Corporation only (i) by delivery of the certificate endorsed either in blank or to a specified person by the stockholder of record according to the certificate or (ii) by delivery of the certificate accompanied either by a separate document containing a written assignment of the certificate or by a written power of attorney to sell, assign, and transfer the same, or shares represented thereby, signed by the stockholder of record according to the certificate. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transfer of the shares shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice evidencing the shares and containing the information required to be set forth on a certificate for those shares by the DGCL or, unless otherwise provided by the DGCL, a statement that the Corporation will furnish without charge to each stockholder

Exhibit 3.2
who so requests a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of those preferences and/or rights. The Corporation shall be entitled to recognize and enforce any lawful restriction on the transfer of any shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 7.3. Lost Certificates. The Board or an authorized officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of that fact from the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board or such authorized officer of the Corporation may in its discretion and as a condition precedent to the issue thereof require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the certificate or the issue of a new certificate. The Board may adopt such other provisions and restrictions regarding lost certificates that are not inconsistent with applicable law as it shall in its discretion deem appropriate.

Section 7.4. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation.

ARTICLE VIII
SEAL

Section 8.1. Seal. The Corporation shall have no seal unless and until the Board adopts a seal in such form as the Board may designate or approve.

ARTICLE IX
FORUM FOR ADJUDICATION OF DISPUTES

Section 9.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time); (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

ARTICLE X
GENERAL PROVISIONS

Section 10.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise determined from time to time by the Board.

Section 10.2. Severability. If any provision of these Bylaws, or the application of any provision of these Bylaws to any person or circumstance, is held invalid, the remainder of the Bylaws and the application of such provision to other persons or circumstances shall not be affected.

Exhibit 3.2

Section 10.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting (including by proxy or by means of remote communication) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 10.4. Disbursements. All checks, drafts or other demands for money and notes of the Corporation in its name and on its behalf, without further authorization, may be signed by the Chief Executive Officer, the Chief Financial Officer, the President, Treasurer or such other officer or officers or any other person or persons as are designated by the Board from time to time and any bank or depository in which the funds of the Corporation are deposited shall be conclusively protected in honoring and acting upon any check or draft signed by such officer.

Section 10.5. Conflict with Applicable Law or Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any mandatory provision of applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.